UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2016

BJ'S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Adoption of Performance Incentive Plan

At the Annual Meeting of Shareholders of BJ’s Restaurants, Inc. (the “Company”) held on June 7, 2016, the Company’s shareholders, upon the recommendation of the Board of Directors, ratified and approved the BJ’s Restaurants, Inc. Performance Incentive Plan (the “Plan”).

A brief summary of the Plan was included as part of Proposal No. 2 contained on pages 18-22 of the Company’s proxy statement on Schedule 14A for its 2016 Annual Meeting of shareholders, as filed with the Securities and Exchange Commission on April 22, 2016, and is incorporated herein.  The information regarding the Plan contained herein is qualified in its entirety by reference to the actual terms of the Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Change in Director Compensation

On June 7, 2016, the Board of Directors, upon the recommendation of the Compensation Committee, approved the following amended compensation for non-employee directors:

•	an annual cash retainer of $60,000, payable in quarterly installments;

•	an additional annual cash retainer of $9,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee, and $5,000 for members of the Governance and Nominating Committee, payable in quarterly installments;

•	an additional annual cash retainer of $15,000, $12,000 and $10,000, respectively, for the chairs of the Audit Committee, Compensation Committee, and Governance and Nominating Committee, payable in quarterly installments;

•	an additional annual cash retainer of $20,000 to our Lead Independent Director, payable in quarterly installments;

•	an additional annual cash retainer of $25,000 to any non-employee Chairman of the Board, payable in quarterly installments;

•	an annual equity award of $100,000, in fair market value on the date of grant, consisting of one-half in stock options and one-half in restricted stock units (RSUs), which vest ratably over a three-year period from the date of grant;

•	an initial equity award to a non-employee director upon joining the Board having a total fair market value of $100,000, on the date of grant, consisting of one-half in stock options and one-half in RSUs, which vest ratably over a three-year period from the date of grant. This initial equity award is granted as of the date of the recipient’s election to the Board if the election date is open for trading under our “blackout” policy for stock trading, or as of the first open trading day after the election date if the election date is not open for trading under our “blackout” policy.

The cash retainers will be effective as of the third quarter of fiscal 2016. The annual equity awards will be effective as of the January 2017 equity grant.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2016, the Company held its Annual Meeting of Shareholders. Shareholders voted on (i) the election of directors, (ii) ratification and approval of the Performance Incentive Plan, (iii) approval, on an advisory and non-binding basis, of the compensation of named executive officers; and (iv) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016.

Gregory A. Trojan, Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, Noah A. Elbogen, Wesley A. Nichols, Lea Anne S. Ottinger, and Patrick D. Walsh were nominated and elected at the meeting. The following votes were cast for each of the nominees:

Name	For	Authority Withheld
Gregory A. Trojan	20,187,167	53,941
Gerald W. Deitchle	20,037,294	203,814
Peter A. Bassi	20,182,982	58,126
Larry D. Bouts	20,182,608	58,500
James A. Dal Pozzo	18,768,827	1,472,281
Noah A. Elbogen	18,003,999	2,237,109
Wesley A. Nichols	20,172,163	68,945
Lea Anne S. Ottinger	20,184,998	56,110
Patrick D. Walsh	20,075,441	165,667

There were 1,891,536 broker non-votes with respect to the election of directors.

The shareholders also ratified and approved the Performance Incentive Plan. The following votes were cast on the proposal to ratify and approve the Performance Incentive Plan: 20,135,896 For; 94,267 Against; 10,945 Abstain. There were 1,891,536 broker non-votes.

In addition, the shareholders approved, on an advisory and non-binding basis, the compensation of named executive officers. The following votes were cast on the compensation of named executive officers: 20,045,172 For; 182,942 Against; 12,994 Abstain. There were 1,891,536 broker non-votes.

Finally, the shareholders approved the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year. The following votes were cast on the ratification: 22,091,399 For; 32,996 Against; 8,249 Abstain. There were no broker non-votes.

A copy of the press release announcing the vote results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Performance Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2016)

99.1	Press Release dated June 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.
June 10, 2016	(Registrant)

	By:	/s/ GREGORY A. TROJAN
Gregory A. Trojan
President, Chief Executive Officer and Director
(Principal Executive Officer)

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin
Executive Vice President
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)